Exhibit 99.(i4)

250 WEST 55TH STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON FOERSTER LLP

BEIJING, BERLIN, BRUSSELS, DENVER,

HONG KONG, LONDON, LOS ANGELES,

NEW YORK, NORTHERN VIRGINIA,

PALO ALTO, SACRAMENTO, SAN DIEGO,

SAN FRANCISCO, SHANGHAI, SINGAPORE,

TOKYO, WASHINGTON, D.C.

February 28, 2017

Aberdeen Investment Funds

1735 Market Street, 32nd Floor

Philadelphia, PA 19103

Re:                             Post-Effective Amendment No. 74
File Nos. 33-47507; 811-06652

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 74 to the Registration Statement on Form N-1A of Aberdeen Investment Funds (File No. 33-47507).

Sincerely,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP